Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES RECORD FOURTH QUARTER 2014 RESULTS

Sales Increased 28.2% to a Fourth Quarter Record $78.9 Million

Diluted Earnings Per Share Increased 145.8% to a Fourth Quarter Record $0.59

NELSONVILLE, Ohio, February 12, 2015 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and year ended December 31, 2014.

Fourth Quarter 2014 Sales and Income

Fourth quarter net sales increased 28.2% to a record $78.9 million versus net sales of $61.6 million in the fourth quarter of 2013. The Company reported record fourth quarter net income of $4.5 million, or $0.59 per diluted share as compared to net income of $1.8 million, or $0.24 per diluted share in the fourth quarter of 2013. Excluding all expenses and income related to Creative Recreation, fourth quarter 2013 net income was $2.2 million, or $0.29 per diluted share. (See below for a reconciliation of fourth quarter 2013 income per diluted share on a GAAP basis to a non-GAAP basis).

Fiscal Year 2014 Sales and Income

For fiscal year 2014, net sales increased 16.9% to $286.2 million versus net sales of $244.9 million in fiscal year 2013. The Company reported net income of $9.8 million, or $1.30 per diluted share, for fiscal year 2014, compared with net income of $7.4 million, or $0.98 per diluted share, for fiscal 2013. Excluding the aforementioned expenses and income related to Creative Recreation, fiscal year 2013 net income was $7.9 million, or $1.04 per diluted share. (See below for a reconciliation of fiscal year 2013 income per diluted share on a GAAP basis to a non-GAAP basis).

David Sharp, President and Chief Executive Officer, commented, “Our record fourth quarter performance represents a great finish to a strong year for our company. Sales growth accelerated to its highest level of 2014 in the fourth quarter fueled by consumer demand for our compelling collections of Work, Western, Hunting and Commercial Military footwear. At the same time, Creative Recreation has started to become a more meaningful contributor to our profitability following the work we’ve done to improve the brand’s supply chain.”

“Our fourth quarter and full year results demonstrate the earnings power of our business model. We were able to increase profitability at a faster rate than sales by leveraging the leaner, more efficient operating expense structure we’ve put in place,” continued Mr. Sharp. “We are confident that the combination of our product and marketing strategies, diverse portfolio of authentic brands, and our strong retail relationships, provides us with continued growth opportunities in 2015 and beyond.”

Fourth Quarter Review

Net sales for the fourth quarter increased 28.2% to $78.9 million compared to $61.6 million a year ago. Wholesale sales for the fourth quarter increased 30.0% to $62.0 million including $3.3 million in Creative Recreation branded sales as compared to $47.7 million for the same period in 2013. Retail sales for the fourth quarter increased 6.6% to $13.7 million compared to $12.9 million for the same period last year. Military segment sales for the fourth quarter increased to $3.2 million compared to $1.0 million in the fourth quarter of 2013.

Gross margin in the fourth quarter of 2014 was $27.6 million, or 35.0% of sales, compared to $21.8 million, or 35.4% of sales, for the same period last year. The 40 basis point decrease was driven by higher military sales which carry lower gross margins than wholesale and retail.

Selling, general and administrative (SG&A) expenses were $20.7 million compared to $18.5 million a year ago. The $2.2 million increase in SG&A expenses was due to higher compensation expense, higher variable expenses associated with the increase in sales and additional expenses associated with the Creative Recreation brand, which was acquired in December 2013. As a percent of sales, SG&A improved 330 basis points to 26.2% of net sales compared to 29.9% sales last year.

Income from operations was $7.0 million, or 8.8% of net sales, compared to $3.4 million, or 5.6% of net sales a year ago which excludes expenses associated with the acquisition of Creative Recreation.

Interest expense was $0.2 million for the fourth quarter of 2014 and 2013.

The Company’s funded debt was $36.3 million at December 31, 2014 versus $38.4 million at December 31, 2013.

Inventory increased 9.0%, or $7.1 million, to $85.2 million at December 31, 2014 compared with $78.2 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review fourth quarter 2014 results will be broadcast live over the internet today, Thursday, February 12, 2015 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding growth opportunities (paragraph 4). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2013 (filed March 6, 2014) and quarterly reports on Form 10-Q for the quarters ended March 31, 2014 (filed May 1, 2014), June 30, 2014 (filed July 30, 2014), and September 30, 2014 (filed October 29, 2014). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

2

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
	Unaudited	Audited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,616,694	$4,215,617
Trade receivables – net	55,807,103	49,069,668
Other receivables	476,480	325,888
Inventories	85,237,042	78,171,670
Income tax receivable	-	242,228
Deferred income taxes	1,291,907	1,104,050
Prepaid expenses	2,553,442	2,529,407
Total current assets	149,982,668	135,658,528
FIXED ASSETS – net	26,264,641	26,205,080
IDENTIFIED INTANGIBLES	36,681,644	36,807,099
OTHER ASSETS	299,490	354,051
TOTAL ASSETS	$213,228,443	$199,024,758

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$15,116,131	$11,486,473
Accrued expenses:
Taxes - other	532,470	901,116
Income tax payable	2,687,535	-
Other	6,873,604	5,028,850
Total current liabilities	25,209,740	17,416,439

LONG TERM DEBT	36,270,373	38,388,198
DEFERRED INCOME TAXES	12,928,048	11,750,718
DEFERRED LIABILITIES	472,364	255,906
TOTAL LIABILITIES	74,880,525	67,811,261

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2014 - 7,550,126; December 31, 2013 - 7,536,448	70,460,672	70,153,570

Retained earnings	67,887,246	61,059,927

Total shareholders' equity	138,347,918	131,213,497

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$213,228,443	$199,024,758

3

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	Unaudited	Unaudited	Unaudited	Audited

NET SALES	$78,906,687	$61,559,288	$286,242,169	$244,870,731

COST OF GOODS SOLD	51,258,565	39,737,764	189,881,444	161,328,280

GROSS MARGIN	27,648,122	21,821,524	96,360,725	83,542,451

OPERATING EXPENSES
Selling, general and administrative expenses	20,677,128	18,548,044	80,597,934	71,351,688
Acquisition related expenses	-	1,028,526	-	1,172,047
Total operating expenses	20,677,128	19,576,570	80,597,934	72,523,735

INCOME FROM OPERATIONS	6,970,994	2,244,954	15,762,791	11,018,716

OTHER INCOME AND (EXPENSES):
Interest expense	(246,210)	(211,621)	(943,154)	(688,502)
Gain on bargain purchase	-	601,975		601,975
Other – net	(52,832)	(189,938)	(78,455)	(116,665)
Total other - net	(299,042)	200,416	(1,021,609)	(203,192)

INCOME BEFORE INCOME TAXES	6,671,952	2,445,370	14,741,182	10,815,524

INCOME TAX EXPENSE	2,200,410	671,186	4,895,884	3,442,768

NET INCOME	$4,471,542	$1,774,184	$9,845,298	$7,372,756

INCOME PER SHARE
Basic	$0.59	$0.24	$1.30	$0.98
Diluted	$0.59	$0.24	$1.30	$0.98

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,550,088	7,520,361	7,544,936	7,517,364
Diluted	7,550,088	7,520,361	7,544,936	7,517,364

4

Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Three Months Ended December 31, 2013
	(Unaudited)

	GAAP Basis	Acquisition Related Expenses and Income	Creative Recreation December Operations	Non GAAP Basis
NET SALES	$61,559,288	$-	$-	$61,559,288

COST OF GOODS SOLD	39,737,764	-	-	39,737,764

GROSS MARGIN	21,821,524	-	-	21,821,524

OPERATING EXPENSES
Selling, general and administrative expenses	18,548,044	-	172,418	18,375,626
Acquisition related expenses	1,028,526	1,028,526	-	-
Total operating expenses	19,576,570	1,028,526	172,418	18,375,626

INCOME FROM OPERATIONS	2,244,954	(1,028,526)	(172,418)	3,445,898

OTHER INCOME AND (EXPENSES):
Interest expense	(211,621)	-	-	(211,621)
Gain on bargain purchase	601,975	601,975	-	-
Other – net	(189,938)	-	-	(189,938)
Total other - net	200,416	601,975	-	(401,559)

INCOME BEFORE INCOME TAXES	2,445,370	(426,551)	(172,418)	3,044,339

INCOME TAX EXPENSE	671,186	(149,293)	(60,346)	880,825

NET INCOME	$1,774,184	$(277,258)	$(112,072)	$2,163,514

INCOME PER DILUTED SHARE	$0.24	$(0.04)	$(0.01)	$0.29

5

Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Year Ended December 31, 2013
	(Unaudited)

	GAAP Basis	Acquisition Related Expenses and Income	Creative Recreation December Operations	Non GAAP Basis
NET SALES	$244,870,731	$-	$-	$244,870,731

COST OF GOODS SOLD	161,328,280	-	-	161,328,280

GROSS MARGIN	83,542,451	-	-	83,542,451

OPERATING EXPENSES
Selling, general and administrative expenses	71,351,688	-	172,418	71,179,270
Acquisition related expenses	1,172,047	1,172,047	-	-
Total operating expenses	72,523,735	1,172,047	172,418	71,179,270

INCOME FROM OPERATIONS	11,018,716	(1,172,047)	(172,418)	12,363,181

OTHER INCOME AND (EXPENSES):
Interest expense	(688,502)	-	-	(688,502)
Gain on bargain purchase	601,975	601,975	-	-
Other – net	(116,665)	-	-	(116,665)
Total other - net	(203,192)	601,975	-	(805,167)

INCOME BEFORE INCOME TAXES	10,815,524	(570,072)	(172,418)	11,558,014

INCOME TAX EXPENSE	3,442,768	(199,525)	(60,346)	3,702,639

NET INCOME	$7,372,756	$(370,547)	$(112,072)	$7,855,375

INCOME PER DILUTED SHARE	$0.98	$(0.05)	$(0.01)	$1.04

6